Exhibit 23.2




INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Amendment No. 5 to Registration Statement No. 333-54092 of Altair International Inc. on Form S-3 of our report dated March 30, 2001, appearing in the Annual Report on Form 10-K/A Amendment No. 4 of Altair International Inc. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche  LLP
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    Deloitte & Touche  LLP

Salt Lake City, Utah
July 6, 2001